EXHIBIT 99.1

Contact:

Investor Calls

Sean O’Brien

Director of Investor Relations

Ptek Holdings, Inc.

(404) 262-8462

PTEK HOLDINGS, INC. ANNOUNCES THE CLOSING

OF THE EXERCISE OF OVERALLOTMENT OPTION

TO PURCHASE ADDITIONAL CONVERTIBLE NOTES

ATLANTA, August 18, 2003 – Ptek Holdings, Inc. (NASDAQ: PTEK; www.ptek.com) announced today the closing of the purchase of an additional $10 million principal amount of the Company’s 5.0% convertible subordinated notes due 2008. The initial purchasers of its previous unregistered offering of $75 million principal amount of the notes exercised their right to purchase an additional $10 million principal amount of such notes. As a result, the final aggregate principal amount of the offering of the notes is $85 million. The Company intends to use the net proceeds from the sale of notes, which are expected to total approximately $81.7 million with the sale of the additional notes, to repurchase in the open market or redeem a portion of its existing 5¾% convertible subordinated notes due 2004.

The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Ptek Holdings, Inc.

Ptek Holdings, Inc. is a leading provider of business communications services that enable global enterprises to better communicate with constituents, acquire and retain customers and automate business processes. These solutions, which include conferencing, Web collaboration and messaging, are marketed under the Premiere Conferencing and Xpedite brand names.

Ptek Holdings’ corporate headquarters is located at 3399 Peachtree Road NE, The Lenox Building, Atlanta, GA 30326. Additional information can be found at www.ptek.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek’s forward-looking statements, including the following factors: our ability to respond to rapid technological change, the development of alternatives to our products and services and the risk of obsolescence of our products, services and technology; market acceptance of new products and services; our ability to manage our growth; costs or difficulties related to the integration of businesses and technologies, if any, acquired or that may be acquired by us may be greater than expected; expected cost savings from past or future mergers and acquisitions may not be fully realized or realized within the expected time frame; revenues following past or future mergers and acquisitions may be lower than expected; operating costs or customer loss and business disruption following past or future mergers and acquisitions may be greater than expected; the success of our strategic relationships, including the amount of business generated and the viability of the strategic partners, may not meet expectations; possible adverse results of pending or future litigation or adverse results of current or future infringements claims; our ability to service or repay all or a portion of our convertible notes issued to the public, which mature on July 1, 2004, and on August 15, 2008; our ability to repurchase or refinance our existing convertible notes due 2004 if so required or desired; the failure of the purchaser to pay the liabilities assumed in, or incurred after, the sale or our former Voicecom business unit; our services may be interrupted due to failure of the platforms and network infrastructure utilized in providing our services; our services may be interrupted and our costs may increase due to the filing by MCI and Global Crossing for protection under Chapter 11 of the United States Bankruptcy Code; competitive pressures among communications services providers, including pricing pressures, may increase significantly, particularly after the emergence of MCI and Global Crossing from protection under Chapter 11 of the United States Bankruptcy Code; domestic and international terrorist activity, war and political instability may adversely affect the level of services utilized by our customers and the ability of those customers to pay for services utilized; risks associated with expansion of our international operations; general economic or business conditions, internationally, nationally or in the local jurisdiction in which we are doing business, may be less favorable than expected; legislative or regulatory changes, such as the recent Federal Communications Commission’s revisions to the rules interpreting the Telephone Consumer Protection Act of 1991, may adversely affect the businesses in which we are engaged; changes in the securities markets may negatively impact us; increased leverage in the future may harm our financial condition and results of operations; our dependence on our subsidiaries for cash flow may negatively affect our business and our ability to pay amounts due under our indebtedness; and other factors described from time to time in our press releases, reports and other filings with the SEC. These and other factors may cause our actual results to differ materially from any of our forward-looking statements. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.